                            ARTICLES OF INCORPORATION

                                       OF

                   IMAX THEATRE MANAGEMENT (SCOTTSDALE), INC.


     We, the undersigned, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation:

     ARTICLE I: The name of the corporation shall be IMAX THEATRE MANAGEMENT (SCOTTSDALE), INC.

     ARTICLE II: This corporation is hereby being organized for the purpose of conducting any and all lawful businesses.

     ARTICLE III: The character of the business which the corporation initially intends actually to conduct in this State shall be for the purpose of theatre management.

     ARTICLE IV: The amount of the authorized common stock of the corporation shall be one million (1,000,000) shares of no par value common stock.

     ARTICLE V: The corporation does hereby appoint Gary J. Jaburg whose address is 7600 North 15th Street, Suite 100, Phoenix, Arizona 85020, who has been a bona fide resident of Arizona for at least three (3) years, its lawful agent in and for the State of Arizona, for and on behalf of said corporation to accept and acknowledge service of and upon whom may be served process in any action or proceeding that may be brought against this corporation in any of the courts of the State of Arizona, such service of process, or the acceptance thereof by said agent endorsed thereon, to have the same force and effect as if served upon an officer of the corporation.

     ARTICLE VI: The duration of this corporation shall be perpetual.


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     ARTICLE VII: The business and affairs of the corporation shall be conducted by a Board of Directors in the number set forth in the By-Laws of the corporation. The number of Directors constituting the initial Board of Directors is one. The name and address of the person who is to serve as Director until the first annual meeting of shareholders or until his successor shall be elected and qualified is:


          Fred T. Klinkhammer
          38 Isabella Street
          Toronto, Ontario, Canada
          M4Y 1N1


     ARTICLE VIII: The name and address of each incorporator are:

          David G. Sciuk
          38 Isabella Street
          Toronto, Ontario, Canada
          M4Y 1N1

          G. Mary Ruby
          38 Isabella Street
          Toronto, Ontario, Canada
          M4Y 1N1


     ARTICLE IX: Exemption and Indemnification. The incorporators, directors, officers, agents and shareholders of the Corporation and their property shall be forever exempt from corporate debt and liabilities; and the Corporation agrees to indemnify and hold harmless its officers and directors from all claims arising out of or in connection with their actions, in good faith, for said Corporation, to the extent allowed by law or the Bylaws.

     ARTICLE X: The officers of the corporation shall consist of the following persons:


          President               -        Fred T. Klinkhammer

          Vice President          -        Brian J. Anderson

          Secretary               -        G. Mary Ruby

          Treasurer               -        Brian J. Anderson



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     ARTICLE XI: The fiscal year of the corporation shall be January 1 to
December 31.

     IN WITNESS WHEREOF, we the undersigned, have hereunto set our hands this 2nd day of April, 1991.



                                           /s/ David G. Sciuk
                                           --------------------------------
                                           David G. Sciuk



                                           /s/ G. Mary Ruby
                                           --------------------------------
                                           G. Mary Ruby




STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )





     The foregoing instrument was acknowledged before me this 2nd day of April, 1991, by David Sciuk.



                                        /s/ Susan M. Shaw
                                        --------------------------------
                                        Notary Public



My Commission Expires:


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